The Glenmede Fund, Inc. (the "Registrant")

                                   FORM N-SAR

                   Report for the Fiscal Year Ended 10/31/96

         Sub-item 77C Submission of matters to a vote of security holders

         On September 11, 1996, the sole shareholder of the Emerging Markets Portfolio (the "Portfolio") of the Registrant consented to and took the following action in lieu of a meeting: approved Amendments No. 1 to the Investment Advisory Agreement with respect to the Portfolio between the Registrant and The Glenmede Trust Company (the "Advisor") and the Sub-Investment Advisory Agreement with respect to the Portfolio by and among the Registrant, the Advisor and Pictet International Management Limited, (the "Sub-Advisor"), which respectively provide that effective November 1, 1996, the fee to be paid to the Advisor and the Sub-Advisor shall be at an annual rate of .75% and .50%, respectively, of the Portfolios average daily net assets.



                            The Glenmede Fund, Inc.

                                   FORM N-SAR

                   Report for the Fiscal Year Ended 10/31/96

         Sub-item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.








                                AMENDMENT NO. 1
                      TO THE INVESTMENT ADVISORY AGREEMENT


         The Investment Advisory Agreement (the "Agreement") with respect to the Emerging Markets Portfolio (the "Portfolio") dated December 12, 1994 between The Glenmede Fund, Inc., a Maryland corporation (the "Fund"), and The Glenmede Trust Company, a Pennsylvania corporation (the "Adviser"), is hereby amended as of November 1, 1996 as follows:

         Section 3, Compensation of the Adviser, is amended and restated in its entirety as follows:

         3.       Compensation of the Adviser

                  For the services provided and the expenses assumed pursuant to this Agreement, effective as of the date hereof, the Portfolio will pay the Adviser and the Adviser will accept as full compensation therefor, a fee computed daily and paid monthly (in arrears), at an annual rate of .75% of the average daily net assets held in the Portfolio.

                  If in any fiscal year the aggregate expenses of the Portfolio exceed the expense limitations of any state having jurisdiction over the Portfolio, the Adviser will reimburse the Portfolio for such excess expenses. The obligation of the Adviser to reimburse the Portfolio hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided however, that notwithstanding the foregoing, the Adviser shall reimburse the Portfolio for such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Portfolio so requires. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

         Except as expressly amended and modified hereby, all provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Amendment No. 1 to be executed as of this 11th day of September, 1996.



ATTEST:                                          THE GLENMEDE FUND, INC.






By:/s/ Kimberly C. Osborne                       By: /s/ John W. Church, Jr.
   ----------------------------                     ----------------------------
Title: Vice President                            Title: President


                                                 THE GLENMEDE TRUST COMPANY


By:/s/ Kimberly C. Osborne                       By:/s/ Mary Ann B. Wirts
   ----------------------------                     ----------------------------
Title: Vice President                            Title: Vice President






                                AMENDMENT NO. 1
                    TO THE SUB-INVESTMENT ADVISORY AGREEMENT

     The Sub-Investment Advisory Agreement (the "Agreement") with respect to the Emerging Markets Portfolio (the "Portfolio") dated December 12, 1994 among The Glenmede Fund, Inc., a Maryland corporation (the "Fund"), The Glenmede Trust Company, a Pennsylvania corporation (the "Adviser") and Pictet International Management Limited (the "Sub-Adviser"), is hereby amended as of November 1, 1996 as follows:

     Section 5, Compensation of the Sub-Adviser, is amended and restated in its entirety as follows:

     5. Compensation of the Sub-Adviser

        For the services provided and the expenses assumed pursuant to this Agreement, effective as of the date hereof, the Portfolio will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor, a fee computed daily and paid monthly (in arrears), at an annual rate of
 .50% of the average daily net assets held in the Portfolio.

     If in any fiscal year the aggregate expenses of the Portfolio exceed the expense limitations of any state having jurisdiction over the Portfolio, the Sub-Adviser will reimburse the Portfolio for such excess expenses. The obligation of the Sub-Adviser to reimburse the Portfolio hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided however, that notwithstanding the foregoing, the Sub-Adviser shall reimburse the Portfolio for such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Portfolio so requires. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

     Except as expressly amended and modified hereby, all provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Amendment No. 1 to be executed as of this 11th day of September, 1996.

ATTEST:                                  THE GLENMEDE FUND, INC.

By: /s/ Kimberly C. Osborne              By: /s/ John W. Church, Jr.
   -----------------------------            ---------------------------
Title: Vice President                    Title: President


                                         THE GLENMEDE TRUST COMPANY

By: /s/ Kimberly C. Osborne              By: /s/ Mary Ann B. Wirts
   -----------------------------            ---------------------------
Title: Vice President                    Title: Vice President


                                         PICTET INTERNATIONAL
                                         MANAGEMENT LIMITED

By:                                      By: /s/ Rod Hearn
   -----------------------------            ---------------------------
Title:                                   Title: President


By:                                      By: /s/ C. Thorp
   -----------------------------            ---------------------------
Title:                                   Title: Secretary